SCHEDULE 14C
                                 (RULE 14C-101)

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check  the  appropriate  box:

[ ]     Preliminary  Information  Statement
[X]     Definitive  Information  Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

                       U.S. ENERGY INITIATIVES CORPORATION
                       -----------------------------------
                (Name of Registrant As Specified In Its Charter)

PAYMENT  OF  FILING  FEE  (CHECK  THE  APPROPRIATE  BOX):

[X]     No  fee  required
[ ]     Fee  computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1)  Title  of  each  class  of  securities  to  which transaction applies:

     (2)  Aggregate  number  of  securities  to  which  the transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed  maximum  aggregate  value  of  transaction:

     (5)  Total  fee  paid:

[ ]     Fee  paid  previously  with  preliminary  materials

[ ]     check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)     Amount  previously  paid:

     (2)     Form,  Schedule  or  Registration  Statement  No.:

     (3)     Filing  Party:

     (4)     Date  Filed:

                       U.S. ENERGY INITIATIVES CORPORATION
                          2701 North Rocky Point Drive
                                    Suite 325
                              Tampa, Florida 33607

                              INFORMATION STATEMENT

   PURSUANT TO SECTION 14 OF THE SECURITIES EXCHANGE ACT OF 1934 AND REGULATIONS
                           14C PROMULGATED THEREUNDER

                  APPROXIMATE DATE OF MAILING: OCTOBER 6, 2006

             THIS INFORMATION STATEMENT IS BEING PROVIDED TO YOU BY
                     THE BOARD OF DIRECTORS OF THE COMPANY.

                 WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE
                        REQUESTED NOT TO SEND US A PROXY.

                                 Tampa, Florida
                                 October 6, 2006

     This Information Statement is first being furnished on or about October 6, 2006, to the holders of record as of the close of business on September 29, 2006 (the "Record Date") of shares of common stock, par value $0.001 per share (the "Common Stock") of U.S. Energy Initiatives Corporation, a Georgia corporation
(the "Company") to notify such stockholders that on September 18, 2006, the Company received written consents in lieu of a meeting of stockholders from holders of a majority of the shares of Common Stock to take certain actions as set forth in this information statement.

    THIS IS NOT A NOTICE OF SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.



     By  Order  of  the  Board  of  Directors,


                        /s/ John Stanton
                        ----------------
                        John  Stanton,  Chairman  of  the  Board

NOTICE OF ACTION TO BE TAKEN PURSUANT TO THE WRITTEN CONSENT OF MAJORITY STOCKHOLDERS IN LIEU OF A SPECIAL MEETING OF THE STOCKHOLDERS, DATED SEPTEMBER 18, 2006.

To  Our  Stockholders:

     NOTICE IS HEREBY GIVEN that the following action has been taken pursuant to a written consent of the holders of a majority of the shares of Common Stock dated September 18, 2006, respectively, in lieu of a special meeting of the stockholders. Such action will be taken on or about October 26, 2006, 20 days after the mailing of this information statement.

1. To ratify the amendment to the Company's Articles of Incorporation to change the name of the Company from Hybrid Fuel Systems, Inc. to U.S. Energy Initiatives Corporation. On March 1, 2006 the Company filed a Certificate of Amendment to its Articles of Incorporation with the Secretary of State of the State of Georgia. The Certificate of Amendment became effective on March 6, 2006; and
2. To authorize the Company's Board of Directors, in its discretion, to amend the Articles of Incorporation to effect a reverse stock split of the issued and outstanding shares of our Common Stock at a ratio of either (i) one-for-two, (ii) one-for-five, (iii) one-for-ten, (iv) one-for-twenty, or (v) one-for-twenty five, as determined at the discretion of the board of directors to be in the best interests of the Company without further approval from our stockholders (the "Reverse Stock Split").

                      OUTSTANDING SHARES AND VOTING RIGHTS

     As of the record date of September 29, 2006, the Company's authorized capitalization consisted of 150,000,000 shares of Common Stock, par value $0.001 per share, of which 131,910,307 shares were issued and outstanding, 42,215 shares of Series A Convertible Preferred Stock, par value $0.01 per share, of which 42,215 were issued and outstanding convertible into 222,184 shares of common stock, and 954,563 shares of Series B Convertible Preferred Stock, par value $0.01 per share, of which 195,209 were issued and outstanding convertible into 2,168,988 shares of common stock. Unless as otherwise provided by law, all holders of the Company's issued and outstanding preferred stock are entitled to vote with holders of common stock on matters presented to the Company's shareholders for a vote. The preferred stockholders are entitled to one vote for each one share of common stock issuable upon conversion of the preferred stock.

     Each share of Common stock entitles its holder to one vote on each matter submitted to the stockholders. However, as a result of the voting rights of the common stockholders who hold at least a majority of the voting rights of all outstanding shares of capital stock as of September 29, 2006, will have voted in favor of the foregoing proposals by resolution dated September 18, 2006; and having sufficient voting power to approve such proposals through their ownership of capital stock, no other stockholder consents will be solicited in connection with this Information Statement. John Stanton holds 50,241,958 shares of common stock, Mark Clancy holds 11,105,235 shares of common stock, and Sheri Vanhooser holds 11,612,903 shares of common stock. Combined, they hold 72,960,096 votes out of a total of 131,910,307 possible votes on each matter submitted to the stockholders. All of the aforementioned shareholders will have voted in favor of the foregoing proposals by resolution dated September 18, 2006.

     Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposal will not be adopted until a date at least 20 days after the date on which this Information Statement has been mailed to the stockholders. The Company anticipates that the actions contemplated herein will be effected on or about the close of business on October 26, 2006.

     The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

     This Information Statement will serve as written notice to stockholders pursuant to Section 242 of the General Corporation Law of the State of Delaware.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of September 29, 2006, the number of and percent of the Company's common stock beneficially owned by:

-     Our  directors  and  nominees,  naming  them;
-     Our  executive  officers;
- All persons or entities known by us who beneficially own more than 5% or more of our voting common stock, and
-     All  current  directors  and executive officers of the Company as a group.

     The Company believes that all persons in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

     A person is deemed to be the beneficial owner of securities that can be acquired by him within 60 days from September 29, 2006 upon the exercise of options, warrants or convertible securities. Each beneficial owner's percentage ownership is determined by assuming that options, warrants or convertible securities that are held by him, but not those held by any other person, and which are exercisable within 60 days of September 29, 2006 have been exercised and converted.

NAME  OF  BENEFICIAL  OWNER           TITLE            COMMON  STOCK  BENEFICIALLY  OWNED (1)   PERCENTAGE  OF  COMMON  STOCK  (1)
---------------------------           -----            --------------------------------------   ----------------------------------
   John Stanton (2)          Chairman of the Board                  50,241,958                             38.09%
   Mark Clancy (2)           CEO, CFO and Director                  11,101,035                              8.42%
   Frank Davis (3)         Chief Technical Consultant                1,708,000                              1.30%
   Sheri Vanhooser         V.P. - Business Development              11,612,903                              8.80%
   OFFICERS AND DIRECTORS
   AS A GROUP (4 PERSONS)                                           74,663,896                             56.60%

(1) Applicable percentage ownership is based on 131,910,307 shares of common stock outstanding as of September 29, 2006, together with securities exercisable or convertible into shares of common stock within 60 days of September 29, 2006 for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of September 29, 2006 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2) At June 30, 2006, the Company owed Messrs. Stanton and Clancy $ 1,498,752 which is convertible into shares of our common stock at the rate of $0.04 per share.

(3) As part of an incentive plan, Mr. Davis is to receive 6,000,000 additional shares upon completion of the first OEM development program. In addition, various members of Mr. Davis' family own collectively approximately 5,950,000 restricted common shares.

                  AMENDMENT TO THE CERTIFICATE OF INCORPORATION
                        TO CHANGE THE NAME OF THE COMPANY

          On September 18, 2006, holders of a majority of the shares of Common Stock of the Company ratified the amendment to the Company's Articles of Incorporation to change the name of the Company from Hybrid Fuel Systems, Inc. to U.S. Energy Initiatives Corporation (the "Name Change"), effective as of February 22, 2006. The Board of Directors believes that the Name Change was in the best interests of the Company because the new name better reflects the long-term growth strategy of the Company. The Name Change became effective when the Certificate of Amendment to the Certificate of Incorporation was filed with the Secretary of State of the State of Georgia on March 1, 2006. The Certificate of Amendment to the Certificate of Incorporation became effective on March 6, 2006.

                               REVERSE STOCK SPLIT

     On September 18, 2006, holders of a majority of the shares of Common Stock of the Company authorized the Company's Board of Directors, in its discretion, to amend the Articles of Incorporation to effect a reverse stock split of the issued and outstanding shares of our Common Stock at a ratio of either (i) one-for-two, (ii) one-for-five, (iii) one-for-ten, (iv) one-for-twenty, or (v) one-for-twenty five, as determined at the discretion of the board of directors to be in the best interests of the Company without further approval from our stockholders (the "Reverse Stock Split"). The Board of Directors believes that approval of a range of reverse split ratios, rather than approval of a specific reverse split ratio, provides the Board of Directors with maximum flexibility to achieve the purposes of the reverse stock split.

     The reverse stock split will be affected by filing an amendment to our articles of incorporation with the State of Georgia. The certificate of amendment will effect a reverse stock split of the shares by reducing the number of issued and outstanding shares of common stock by the ratio determined by the board of directors to be in the best interests of the Company and its stockholders, but will not change the number of authorized shares of common stock or preferred stock or the par value of the common stock or preferred stock. A copy of the proposed amendment to our certificate of incorporation effecting the (i) one-for-two, (ii) one-for-five, (iii) one-for-ten, (iv) one-for-twenty, or (v) one-for-twenty five reverse stock split is attached at the back of this information statement as Exhibit A.

REASONS  FOR  THE  REVERSE  STOCK  SPLIT

     If the board of directors otherwise determines that a reverse stock split is in our best interests or in the best interests of our stockholders, the board will proceed with a reverse stock split without further authorization of our stockholders.

     The Board of Directors will effectuate, in the Board of Directors' discretion, the reverse stock split within the foregoing ratios for the following reasons:

     - Because the Board of Directors believes a higher stock price may help generate investor interest in the Company and help the Company attract and retain employees and other service providers; and

     - Because the Company requires additional authorized but unissued shares of common stock.

     The Board of Directors believes that a higher stock price would help the Company attract and retain employees and other service providers. The Board of Directors believes that some potential employees and service providers are less likely to work for a company with a low stock price, regardless of the size of the Company's market capitalization. If the reverse stock split successfully increases the per share price of our common stock, the Board of Directors believes this increase will enhance our ability to attract and retain employees and service providers. Further, in deciding at what ratio to effectuate the reverse stock split, the Board of Directors will consider that our common stock may not appeal to brokerage firms that are reluctant to recommend lower priced securities to their clients. Investors may also be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower priced stocks. Most investment funds are reluctant to invest in lower priced stocks.

     The increase in the number of authorized but unissued shares of common stock would enable the Company, without further stockholder approval, to issue shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, acquisitions of businesses and assets, stock splits and dividends, present and future employee benefit programs and other corporate purposes. There are currently no plans, proposals or arrangements by the Company to use the additional authorized shares of common stock for the purpose of acquisitions of businesses and assets. In addition, the Board of Directors believes that having additional authorized but unissued shares of common stock through the effectuation of the reverse stock split could have a number of effects on the Company's stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional shares could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company. Similarly, the issuance of additional shares to certain persons allied with the Company's management could have the effect of making it more difficult to remove the Company's current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. This will make it more difficult for those seeking to control the Company and remove its board at one time. The Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this proposal is not being presented with the intent that it be utilized as a type of anti-takeover device.

     There are currently no plans, arrangements, commitments or understandings for the issuance of the additional shares of Common Stock which are proposed to be authorized.

POTENTIAL  DISADVANTAGES  TO  THE  REVERSE  STOCK  SPLIT

     REDUCED MARKET CAPITALIZATION. As noted above, the principal purpose of the reverse stock split would be to help maintain the price of our common stock at a higher level. We cannot assure you that the reverse stock split will accomplish this objective. While we expect that the reduction in our outstanding shares of common stock will increase the market price of our common stock, we cannot assure you that the reverse stock split will increase the market price of our common stock by a multiple equal to the number of pre-split shares in the reverse split ratio determined by the board of directors, which will be either 2, 5, 10, 20 or 25, or result in any permanent increase in the market price, which can be dependent upon many factors, including our business and financial performance and prospects. Should the market price decline after the reverse stock split, the percentage decline may be greater, due to the smaller number of shares outstanding, than it would have been prior to the reverse stock split. In some cases the stock price of companies that have effected reverse stock splits has subsequently declined back to pre-reverse split levels. Accordingly, we cannot assure you that the market price of our common stock immediately after the effective date of the proposed reverse stock split will be maintained for any period of time or that the ratio of post and pre-split shares will remain the same after the reverse stock split is effected, or that the reverse stock split will not have an adverse effect on our stock price due to the reduced number of shares outstanding after the reverse stock split. A reverse stock split is often viewed negatively by the market and, consequently, can lead to a decrease in our overall market capitalization. If the per share price does not increase proportionately as a result of the reverse stock split, then our overall market capitalization will be reduced.

     INCREASED TRANSACTION COSTS. The number of shares held by each individual stockholder will be reduced if the reverse stock split is implemented. This will increase the number of stockholders who hold less than a "round lot," or 100 shares. Typically, the transaction costs to stockholders selling "odd lots" are higher on a per share basis. Consequently, the reverse stock split could increase the transaction costs to existing stockholders in the event they wish to sell all or a portion of their position.

     LIQUIDITY. Although the board believes that the decrease in the number of shares of our common stock outstanding as a consequence of the reverse stock split and the anticipated increase in the price of our common stock could encourage interest in our common stock and possibly promote greater liquidity for our stockholders, such liquidity could also be adversely affected by the reduced number of shares outstanding after the reverse stock split.

     AUTHORIZED SHARES; FUTURE FINANCINGS. Upon effectiveness of such a 1-for-2, 1-for-5, 1-for-10 reverse, 1-for-20 or 1-for-25 stock split, the number of authorized shares of common stock that are not issued or outstanding, as of September 29, 2006, would increase from approximately 18,089,693 shares to approximately 84,044,846, 123,617,939, 136,808,969, 143,404,485, and 144,723,588
shares, respectively (based upon 131,910,307 shares outstanding). As a result, we will have an increased number of authorized but unissued shares of common stock. Authorized but unissued shares will be available for issuance, and we may issue such shares in financings or otherwise. If we issue additional shares, the ownership interests of our current stockholders may be diluted.

EFFECT  ON  FRACTIONAL  SHARES

     A reverse stock split would result in some stockholders owning a fractional share of common stock. For example, if a 1-for-10 reverse stock split were to be implemented, the shares owned by a stockholder with 112 shares would be converted into 11.2 shares. In lieu of issuing fractional shares, the Company will issue to any shareholder who otherwise would have been entitled to receive a fractional share as a result of the reverse split an additional full share of its common stock.

EFFECT  OF  REVERSE  STOCK  SPLIT  ON  OPTIONS

     The number of shares subject to outstanding options to purchase shares of our common stock also would automatically be reduced in the same ratio as the reduction in the outstanding shares. Correspondingly, the per share exercise price of those options will be increased in direct proportion to the reverse stock split ratio, so that the aggregate dollar amount payable for the purchase of the shares subject to the options will remain unchanged. For example, a 1-for-10 reverse stock split is implemented and that an optionee holds options to purchase 1,000 shares at an exercise price of $0.66 per share. On the effectiveness of the 1-for-10 reverse stock split, the number of shares subject to that option would be reduced to 100 shares and the exercise price would be proportionately increased to $6.60 per share.

EFFECT  OF  REVERSE  STOCK  SPLIT  ON  WARRANTS

     The agreements governing the outstanding warrants to purchase shares of our common stock include provisions requiring adjustments to both the number of shares issuable upon exercise of such warrants, and the exercise prices of such warrants, in the event of a reverse stock split. For example, assume that a 1-for-10 reverse stock split is implemented and a warrant holder holds a warrant to purchase 10,000 shares of our common stock at an exercise price of $.75 per share. On the effectiveness of the reverse stock split, the number of shares subject to that warrant would be reduced to 1,000 shares and the exercise price would be proportionately increased to $7.50 per share.

GOING  PRIVATE  EFFECT

     The Company currently has over 2,000 shareholders of record and the holders with the smallest ownership position in the Company hold at least 100 shares. Assuming a 1-for-25 reverse split is implemented by the Board of Directors, the holders with the smallest ownership position in the Company will own 4 shares of the Company's common stock. Accordingly, the reverse stock split will not have a "going private" effect on the Company, nor is it the intent of the Company or the Board to take the Company private through the effectuation of the reverse split.

IMPLEMENTATION  AND  EFFECT  OF  THE  REVERSE  STOCK  SPLIT

     If approved by our stockholders at the annual meeting, and if a majority of our board of directors determines that effecting a reverse stock split at either a ratio of (i) one-for-two, (ii) one-for-five, (iii) one-for-ten, (iv) one-for-twenty, or (v) one-for-twenty five is in our best interests and the best interests of our stockholders, following such determinations, the board will effect the reverse stock split by directing management to file the certificate of amendment with the Georgia Secretary of State at such time as the board has determined is the appropriate effective time for the reverse stock split. The reverse stock split will become effective at the time specified in the certificate of amendment after the filing of the amendment with the Georgia Secretary of State, which we refer to as the "effective time". At the effective time, the other amendments approved by our stockholders will be deemed abandoned.

     We estimate that, following the reverse stock split, we would have approximately the same number of stockholders and the completion of the reverse stock split would not affect any stockholder's proportionate equity interest in our company. By way of example, a stockholder who owns a number of shares that prior to the reverse stock split represented one-half of a percent of the outstanding shares of the company would continue to own one-half of a percent of our outstanding shares after the reverse stock split. The reverse stock split also will not affect the number of shares of common stock that our board of directors is authorized to issue under our articles of incorporation, which will remain unchanged at 150,000,000 shares. However, it will have the effect of increasing the number of shares available for future issuance because of the reduction in the number of shares that will be outstanding after giving effect to the reverse stock split.

EXCHANGE  OF  STOCK  CERTIFICATES  AND  PAYMENT  FOR  FRACTIONAL  SHARES

     EXCHANGE OF STOCK CERTIFICATES. Promptly after such an effective time, you would be notified that the reverse stock split has been effected and the applicable ratio. Our stock transfer agent, Continental Stock Transfer & Trust Company, whom we refer to as the "exchange agent", would implement the exchange of stock certificates representing outstanding shares of common stock. You would be asked to surrender to the exchange agent certificates representing your pre-split shares in exchange for certificates representing your post-split shares in accordance with the procedures to be set forth in a letter of transmittal which we would send to you. You would not receive a new stock certificate representing your post-split shares until you surrender your outstanding certificate(s) representing your pre-split shares, together with the properly completed and executed letter of transmittal to the exchange agent. We would not issue scrip or fractional shares, or certificates for fractional shares, in connection with the reverse stock split. Should you be entitled to receive fractional shares because you hold a number of shares not evenly divisible by the relevant reverse split number selected by our board of directors (which will be either eight or ten), you will be entitled, upon surrender to the exchange agent of certificates representing such shares, to receive an additional full share of common stock.

IF THIS REVERSE SPLIT WERE TO BE EFFECTED, PLEASE DO NOT DESTROY ANY STOCK CERTIFICATE OR SUBMIT ANY OF YOUR CERTIFICATES UNTIL YOU ARE REQUESTED TO DO SO.

     EFFECT OF FAILURE TO EXCHANGE STOCK CERTIFICATES. Upon the filing of the amendment to our certificate of incorporation with the Georgia Secretary of State, each certificate representing shares of our common stock outstanding prior to the that time would, until surrendered and exchanged as described above, be deemed, for all corporate purposes, to evidence ownership of the whole number of shares of our common stock. However, a holder of such unexchanged certificates would not be entitled to receive any dividends or other distributions payable by us after the effective date, until the old certificates have been surrendered. Such dividends and distributions, if any, would be accumulated, and at the time of surrender of the old certificates, all such unpaid dividends or distributions will be paid without interest.

NO  APPRAISALS  RIGHTS

     Under the Georgia General Corporation Law and our articles of incorporation and bylaws, you are not entitled to appraisal rights with respect to the reverse stock split.

FEDERAL  INCOME  TAX  CONSEQUENCES

     The following description of the material federal income tax consequences of the reverse stock split is based on the Internal Revenue Code, applicable Treasury Regulations promulgated under the Code, judicial authority and current administrative rulings and practices as in effect on the date of this proxy statement. Changes to the laws could alter the tax consequences described below, possibly with retroactive effect. We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of any of the proposed reverse stock splits. This discussion is for general information only and does not discuss the tax consequences that may apply to special classes of taxpayers (e.g., non-resident aliens, broker/dealers or insurance companies). The state and local tax consequences of the reverse stock split may vary significantly as to each stockholder, depending upon the jurisdiction in which such stockholder resides. We urge stockholders to consult their own tax advisors to determine the particular consequences to them.

     We believe that because the reverse stock split is not part of a plan to increase periodically a stockholder's proportionate interest in our assets or earnings and profits, the reverse stock split will likely have the following federal income tax effects.

     A stockholder who receives solely a reduced number of shares of our common stock will not recognize gain or loss. In the aggregate, such a stockholder's basis in the reduced number of shares of our common stock will equal the stockholder's basis in its old shares of common stock and the holding period of the common stock received after the reverse stock split will include the holding period of the common stock held prior to the reverse stock split exchanged therefore.

     We will not recognize any gain or loss as a result of the reverse stock split.

                      WHERE YOU CAN FIND MORE INFORMATION

     The Company's annual report on Form 10-KSB for the fiscal year ended December 31, 2005 is being delivered to you with this Information Statement. We will furnish any exhibit to our Annual Report on Form 10-KSB free of charge to any shareholder upon written request to U.S. Energy Initiatives Corporation, 2701 North Rocky Point Drive, Suite 325, Tampa, Florida 33607. The Annual Report is incorporated in this Information Statement. You are encouraged to review the Annual Report together with subsequent information filed by the Company with the SEC and other publicly available information.

Dated  October  5,  2006.

     By  order  of  the  Board  of  Directors,


     /s/  John  Stanton
     ------------------
     John  Stanton,  Chairman  of  the  Board

                                   EXHIBIT A

                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                       U.S. ENERGY INITIATIVES CORPORATION

     The undersigned, being the Chief Executive Officer of U.S. ENERGY INITIATIVES CORPORATION, a corporation existing under the laws of the State of Georgia, does hereby certify under the seal of the said corporation as follows:

     1. The Articles of Incorporation of the Corporation is hereby amended by replacing Article FIRST in its entirety, with the following:

"FIRST. The name of the corporation (hereinafter referred to as the "Corporation") is U.S. Energy Initiatives Corporation."

     2. The Articles of Incorporation of the Corporation is hereby amended by inserting the following new subsection(c) in Article SECOND:

      "(c) Upon the filing and effectiveness (the "Effective Time") of this Articles of Amendment with the Georgia Secretary of State, every [two/five/ten/twenty/twenty five] outstanding shares of Common Stock shall without further action by this Corporation or the holder thereof be combined into and automatically become one share of Common Stock. The number of authorized shares of Common Stock of the Corporation and the par value of the Common Stock shall remain as set forth in this Certificate of Incorporation, as amended. No fractional share shall be issued in connection with the foregoing combination. All fractional shares shall be rounded up to the next whole number of shares. The capital of the Corporation will not be reduced under or by reason of any amendment herein certified."

     3. The amendment of the articles of incorporation herein certified has been duly adopted by the unanimous written consent of the Corporation's Board of Directors and a majority of the Corporation's stockholders in accordance with the provisions of the Georgia General Corporation Law.

     IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and this Articles of Amendment of the Corporation's Articles of Incorporation, as amended, to be signed by Mark Clancy, its Chief Executive Officer this __th day of _______________________, 2006.


     U.S.  ENERGY  INITIATIVES  CORPORATION


     By:  __________________________________
          Mark  Clancy,  Chief  Executive  Officer